Exhibit 3.12

BY-LAWS

of

TRUCOM CORPORATION

ARTICLE I - OFFICES

The principal office of the corporation shall be in the City of New York, County of New York, State of New York. The corporation may also have offices at such other places within or without the State of New York as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II - SHAREHOLDERS

1.	PLACE OF MEETINGS.

Meetings of shareholders shall be held at the principal office of the corporation or at such place within or without the State of New York as the Board of Directors shall authorize. Meetings may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear one another at the same time.

2.	ANNUAL MEETING.

The annual meeting of shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held at such time and date as the Board of Directors, by resolution, shall determine and as shall be set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the time and date of the meeting, the annual meeting of the shareholders shall be held on the 1st business day of April at 10:00 A.M. in each year if not a legal holiday, and, if a legal holiday, then on the next business day following at the same hours.

3.	SPECIAL MEETINGS.

Special meetings of the shareholders may be called by the Board of Directors or by the Chairman and shall be called by the Chairman or the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing by shareholders owning a majority in interest of the shares issued and outstanding. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at a special meeting shall be confined to the purposes stated in the notice.

4.	FIXING RECORD DATE.

For the purpose of determining the shareholders entitled to notice of and to vote at any meeting of shareholders or any adjournment(s) thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining those shareholders entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of any other action, the Board of Directors shall fix in advance, a date as the record date for any such determination of shareholders. Such date shall be not more than fifty nor less than ten days before the of such meeting, nor more than fifty days prior to any other action. If no record date is fixed it shall be determined in accordance with the provisions of the New York Business Corporation Law.

5.	NOTICE OF MEETINGS OF SHAREHOLDERS.

Written notice of each meeting of shareholders shall state the purpose or purposes for which the meeting is called, the place, date and hour of the meeting and unless it is the annual meeting, shall indicate that it is being issued by or at the direction of the person or persons calling the meeting. Notice shall be given either personally or by mail to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of the meeting. If action is proposed to be taken that might entitle shareholders to payment for their shares, the notice shall include a statement of that propose and to that effect. If mailed, the notice shall conclusively be deemed given when deposited in the United States mail, with postage thereon prepaid, directed to each shareholder at his/its address as it appears on the record of shareholders, or, if he shall have filed with the Secretary a written request that notices to him be mailed to some other address, then directed to him at such other address.

6.	WAIVERS.

Notice of meeting need not be given to any shareholder who signs a waiver of notice, in person or by proxy, whether before or after the meeting. The attendance of any shareholder at a meeting, in person or by proxy, without protesting, prior to the conclusion of the meeting, the lack of notice of such meeting, shall constitute a waiver of notice by him.

7.	QUORUM OF SHAREHOLDERS.

(a) Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders for the transaction of any business, provided that when a specified item of business is required to be voted by a class or classes, the holders of a majority of the shares of such class or classes shall constitute a quorum for the transaction of such specified item of business.

(b) When a quorum is once present to organize a meeting, it is not broken by the subsequent withdrawal of any shareholder.

(c) The shareholders present may adjourn the meeting despite the absence of a quorum.

8.	SHAREHOLDER LIST.

The officer who has charge of the stock ledger of the corporation shall at least ten (10) days before each meeting of shareholders prepare a complete alphabetical addressed list of the shareholders entitled to vote at the ensuing election, with the number of shares held by each. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city when: the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall be available for inspection at the meeting.

9.	PROXIES.

(a) Every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy.

(b) Every proxy must be signed by the shareholder or his attorney-in-fact. No proxy shall be valid after expiration of eleven months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except as otherwise provided by law.

10.	QUALIFICATION OF VOTERS.

Every shareholder of record shall be entitled at every meeting of shareholders to one vote for every share standing in his name on the record of shareholders, unless otherwise provided in the certificate of incorporation.

11.	VOTE OF SHAREHOLDERS.

Except as otherwise required by statute or by the certificate of incorporation,

(a) directors shall be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the elections; and

(b) all other corporate action shall be authorized by a majority of the votes cast.

12.	WRITTEN CONSENT OF SHAREHOLDERS.

Any action that may be taken by vote may be taken without a meeting on written consent setting forth the action so taken signed by the holders of all the outstanding shares entitled to vote thereon or signed by such lesser number of holders as may be provided for in the certificate of incorporation.

ARTICLE III - DIRECTORS

1.	BOARD OF DIRECTORS.

Subject to any provision in the certificate of incorporation, the business of the corporation shall be managed by its Board of Directors, each of whom shall be at least 18 years of age and may be shareholders.

2.	NUMBER OF DIRECTORS.

The number of directors shall be not less than one (1) nor more than six (6), all as determined from time to time. When all of the shares are owned by less than three shareholders, the number of directors may be less than three but not less than the number of shareholders.

3.	ELECTIONS AND TERM OF DIRECTORS.

At each annual meeting of shareholders, the shareholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected and until his successor has been elected and qualified or until his prior resignation or removal.

4.	INCREASE OF NUMBER.

The maximum number of directors may be increased by amendment of these by-laws or by the affirmative vote of a majority of the shareholders at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the next annual election and until their successors are elected and qualify.

5.	NEWLY CREATED DIRECTORSHIPS AND VACANCIES.

Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the board for any reason except the removal of directors without cause may be filled by a vote of a majority of the directors then in office, although less than a quorum exists. Vacancies occurring by reason of the removal of directors without cause shall be filled by vote of the shareholders. A director elected to fill a vacancy caused by resignation, death or removal shall be elected to hold office for the unexpired term of his predecessor.

6.	REMOVAL OF DIRECTORS.

Any or all of the directors may be removed with or without cause by vote of the shareholders.

7.	RESIGNATION.

A director may resign at any time by giving written notice to the Board of Directors, the Chairman or the Secretary of the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof by the Board of Directors or such officer and the acceptance of the resignation shall not be necessary to make it effective.

8.	QUORUM OF DIRECTORS.

Unless otherwise provided in the certificate of incorporation, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business or of any specified item of business.

9.	ACTION OF THE BOARD.

Unless otherwise required by law, the vote of a majority of the directors present at the time of the vote, if a quorum is present at such time, shall be the act of the Board of Directors. Each director present shall have one vote regardless of the number of shares, if any, which he may hold. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such consent is filed with the minutes of proceedings of the board or committee.

10.	PLACE AND TIME OF BOARD MEETINGS.

The Board of Directors may hold its meetings at the office of the corporation or at such other places, either within or without the State of New York, as it may from time to time determine. Meetings may be held by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear one another at the same time.

11.	NOTICE OF MEETINGS OF THE BOARD; ADJOURNMENT.

(a) Annual meetings of the Board of Directors shall be held immediately following the annual meeting of shareholders without notice at such time and place as it shall from time to time determine. Special meetings of the Board of Directors shall be held upon notice to the directors and may be called by the Chairman upon three days notice to each director either personally or by mail or by wire; special meetings shall be called by the Chairman or by the Secretary in a like manner on written request of two directors. Notice of a meeting need not be given to any director who submits a waiver of notice whether before or after the meeting or who attends the meeting without protesting prior thereto or at its commencement, the lack of notice to him.

(b) A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were absent at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

12.	CHAIRMAN.

The Chairman of the Board shall preside at all meetings of directors and shareholders.

13.	EXECUTIVE AND OTHER COMMITTEES.

The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may designate from among its members an executive committee and other committees. Each such committee shall serve at the pleasure of the Board of Directors.

14.	COMPENSATION.

No compensation shall be paid to directors, as such, for their services, but by resolution of the Board of Directors a fixed sum and expenses for actual attendance at each regular or special meeting of the Board of Directors may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

ARTICLE IV - OFFICERS

1.	OFFICES, ELECTION, TERM.

(a) Unless otherwise provided for in the certificate of incorporation, the Board of Directors may elect or appoint a Chairman, President, Chief Operating Officer, Executive Vice President, Senior Vice Presidents and Vice Presidents, Secretary, Assistant Secretary, Treasurer, Chief Financial Officer, Chief Accounting Officer, and such other officers as it may determine, who shall have such duties, powers and functions as hereinafter provided.

(b) All officers shall be elected or appointed to hold office until the meeting of the board following the annual meeting of shareholders.

(c) Each officer shall hold office for the term for which he is elected or appointed and until his successor has been elected or appointed and qualified, or until his prior resignation or removal.

2.	REMOVAL, RESIGNATION, SALARY, ETC.

(a) Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors with or without cause.

(b) In the event of the death, resignation or removal of an officer, the Board of Directors in its discretion may elect or appoint a successor to fill the unexpired term.

(c) Any two or more offices may be held by the same person, except the offices of president and secretary. When all of the issued and outstanding stock of the corporation is owned by one person, such person may hold all or any combination of offices.

(d) The salaries of all officers shall be fixed by the Board of Directors.

(e) The directors may require any officer to give security for the faithful performance of his duties.

3.	CHAIRMAN - CHIEF EXECUTIVE OFFICER.

The Chairman - Chief Executive Officer shall preside at all meetings of stockholders and directors. The Chairman - Chief Executive Officer shall have general executive authority over the affairs of the corporation and shall have the authority to sign or countersign all certificates, contracts and other instruments of the corporation. All other officers shall be subject to the authority of the Chairman - Chief Executive Officer.

4.	VICE-CHAIRMAN.

The Vice-Chairman shall have such powers and discharge such duties as may be assigned from time to time by the Board of Directors and the Chairman - Chief Executive Officer and shall report to the Chairman - Chief Executive Officer. In the absence, disability or vacancy of the Chairman - Chief Executive Officer, the Vice-Chairman shall preside at all meetings of stockholders and directors.

5.	MANAGING DIRECTOR.

The Managing Director who shall be a director of the corporation shall, in the absence, disability or vacancy of the Chairman-Chief Executive Officer and the Vice-Chairman, preside at all meetings of stockholders and directors. The Managing Director shall manage the affairs of the corporation and shall have the authority to execute all documents on behalf of the corporation. The Managing Director shall have such other powers and discharge such other duties as may be assigned from time to time by the Chairman-Chief Executive Officer or the Board of Directors and shall report directly to the Chairman-Chief Executive Officer.

6.	PRESIDENT.

The President, in the absence, disability or vacancy of the Chairman-Chief Executive Officer, the Vice-Chairman and the Managing Director, shall preside over all meetings of stockholders and directors, shall have the authority to execute all documents on behalf of the corporation, make reports to the Chairman-Chief Executive Officer and Managing Director, and shall have such powers and discharge such other duties as may be assigned from time to time by the Chairman-Chief Executive Officer and the Board of Directors. If the office of Managing Director shall be vacant, the President shall discharge all the responsibilities of such office.

7.	CHIEF OPERATING OFFICER.

In the absence, disability or vacancy of the Managing Director and the President, the Chief Operating Officer shall have all the powers and functions of the President. The Chief Operating Officer shall have such other powers and discharge such other duties as may be assigned from time to time by the Chairman - Chief Executive Officer or the Board of Directors and shall report directly to the Chairman-Chief Executive officer or, if there be none, to the Managing Director or, if there be none, to the President.

8.	EXECUTIVE VICE PRESIDENT

In the absence, disability or vacancy of the Managing Director, the President and the Chief Operating Officer, the Executive Vice President shall have all the powers and functions of the President. The Executive Vice President shall have such powers and discharge such other duties as may be assigned from time to time by the Chairman - Chief Executive Officer, Managing Director, President or the Board of Directors and shall report directly to the Managing Director or, if there be none, to the President.

9.	SENIOR VICE PRESIDENTS AND VICE PRESIDENTS.

Any Senior Vice President or Vice President who is appointed by the Board of Directors shall perform such duties as the Chairman - Chief Executive Officer, the Managing Director, President or the Board of Directors shall prescribe and shall report directly to the Managing Director or, if there be none, to the President.

10.	SECRETARY.

The Secretary shall attend all meetings of the Board of Directors and of Shareholders; record all votes and minutes of all proceedings in a book to be kept for that purpose; give or cause to be given notice of all meetings of shareholders and special meetings of the board; when required, prepare or cause to be prepared and make available at each meeting of shareholders a certified list, in alphabetical order, of the names of shareholders entitled to vote thereat, indicating the number of shares of each respective class held by each shareholder; keep all the documents and records of the corporation as required by law or otherwise in a proper and safe manner and perform such other duties as may be prescribed by the Chairman - Chief Executive Officer, the Managing Director, the President, the Chief Operating Officer or the Board of Directors.

11.	ASSISTANT SECRETARY.

Any Assistant Secretary which may be appointed by the Chairman - Chief Executive Officer or the Board of Directors shall perform such functions and duties as may be prescribed by the Chairman - Chief Executive Officer, the Secretary or the Board of Directors.

12.	TREASURER.

The Treasurer shall have the custody of all moneys and securities of the corporation. He shall deposit all money and other valuables in the name and to the credit of the corporation in such depositories as may be designated by the Chairman - Chief Executive Officer, Managing Director, President, Chief Operating Officer or the Board of Directors. He shall disburse the funds of the corporation as may be ordered or authorized by the Chairman - Chief Executive Officer or the Board of Directors and preserve proper vouchers for such disbursements. He shall perform ail duties incident to his office or which are properly required of him by the Chairman - Chief Executive Officer or the Board of Directors, and shall report directly to the Managing Director or, in his absence, disability or vacancy, the President.

13.	CHIEF FINANCIAL OFFICER.

The Chief Financial Officer shall maintain all the financial books and records of the corporation. He shall keep full and accurate accounts of receipts and disbursements in the corporate books. He shall render a statement of the condition of finances at all regular meetings of directors and shall issue a full annual report at the annual meeting of stockholders. At his request, he shall be furnished by all corporate officers and agents with such reports and statements as he may require with respect to all financial transactions of the corporation. He shall perform such other duties as are given to him pursuant to these by-laws or as time to time are assigned to him by the Board of Directors, the Chairman - Chief Executive Officer, or the Managing Director, and he shall report to the Managing Director, or in his absence, disability or vacancy, the President.

14.	CHIEF ACCOUNTING OFFICER.

The Chief Accounting Officer shall cause to be prepared, compiled and filed, such reports, statements, statistics and other data as may be required by law or as may be prescribed by the Board of Directors, the Managing Director or the President. He shall perform such other duties as are from time to time assigned to him by the Board of Directors, the Chairman - Chief Executive Officer or the Chief Financial Officer.

15.	GENERAL COUNSEL.

The General Counsel to the corporation shall advise and represent the corporation generally in all legal matters and proceedings and shall act as counsel to the Board of Directors and Executive Committee, if any. The General Counsel shall have the authority to sign and execute pleadings, powers of attorney pertaining to legal matters and any other contracts and documents in the regular course of his duties.

16.	SURETIES AND BONDS.

In case the Board of Directors shall so require, any officer or agent of the corporation shall execute to the corporation a bond in such sum and with such surety or sureties as the Board of Directors may direct, conditioned upon the faithful performance of his duties to the corporation and including responsibility for negligence and accounting for all property, funds or securities of the corporation which may come into his hands.

ARTICLE V - CERTIFICATES FOR SHARES

1.	CERTIFICATES.

The shares of the corporation shall be represented by certificates. They shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and the number of shares and shall be signed by the Chairman - Chief Executive Officer, the Managing Director, the President or the Chief Operating Officer and the Treasurer or the Secretary and shall bear the corporate seal. If the corporation shall be authorized to issue more than one class of stock the corporation shall set forth upon the face or back of the certificate, or alternatively shall state upon the certificate that the corporation shall furnish to any shareholder upon request and without charge, a full statement of, the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, if the corporation is authorized to issue any class of preferred shares in series, the designation, relative rights, preferences and limitations of each such series so far as the same have been fixed and the authority of the board to designate and fix the relative rights, preferences and limitations of other series.

2.	TRANSFER OF SHARES.

(a) Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto and cancel the old certificate; every such transfer shall be entered on the transfer book of the corporation which shall be kept at its principal office or at the office of its legal counsel.

(b) The corporation shall be entitled to treat the holder of record of any share as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of New York.

ARTICLE VI - DIVIDENDS

Subject to the provisions of the certificate of incorporation and to applicable law, dividends on the outstanding shares of the corporation may be declared in such amounts and at such time or times as the Board of Directors may determine. Before payment of any dividend, there may be set aside out of the net profits of the corporation available for dividends such sum or sums as the Board of Directors from time to time in its absolute discretion deems proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve.

ARTICLE VII - CORPORATE SEAL

The seal of the corporation shall be circular in form and bear the name of the corporation, the year of its organization and the words “Corporate Seal, New York”. The seal may be used by causing it to be impressed directly on the instrument or writing to be sealed, or upon adhesive substance affixed thereto. The seal on the certificates for shares or on any corporate obligation for the payment of money may be a facsimile, engraved or printed.

ARTICLE VIII - EXECUTION OF INSTRUMENTS

All corporate instruments and documents shall be signed or countersigned, executed, verified or acknowledged by such officer or officers or other person or persons as the Board of Directors may from time to time designate or as provided for in these by-laws.

ARTICLE IX - FISCAL YEAR

The fiscal year of the corporation shall end on December 31 of each year.

ARTICLE X - REFERENCES TO CERTIFICATE OF INCORPORATION

Reference to the certificate of incorporation in these by-laws shall include all amendments thereto or changes thereof unless specifically excepted.

ARTICLE XI - BY-LAW CHANGES

(a) Except as otherwise provided in the certificate of incorporation, these by-laws may be amended, repealed or adopted by a vote of the holders of the shares at the time entitled to vote in the election of any directors. By-laws may also be amended, repealed or adopted by vote of the Board of Directors but any by-law adopted by the Board of Directors may be amended or repealed by the shareholders entitled to vote thereon as hereinabove provided.

(b) If any by-law regulating an impending election of directors is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders for the election of directors the by-law so adopted, amended or repealed, together with a concise statement of the changes made.

ARTICLE XII - INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHERS

The Corporation shall, to the fullest extent permitted by the laws of the jurisdiction of its incorporation, indemnify those of its officers, directors, employees, agents and others as shall be entitled to indemnification for their service to or at the direction of the Corporation as shall be permitted by, and pursuant to the procedures set forth in, the laws of the jurisdiction of its incorporation.